Exhibit 4.2
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UAL CORPORATION
6.0% Convertible Senior Note due 2029

No. 1	$345,000,000
CUSIP No. 902549 AJ3
     UAL Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of Three Hundred and Forty Five Million Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on October 15, 2029, interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in Section 6.07 of the Indenture.
     The Company promises to pay interest on the principal amount of this Note at the rate of 6.0% per annum (subject to increase pursuant to Section 6.07 of the Indenture) from October 7, 2009 until October 15, 2029. The Company will pay interest semi-annually on April 15 and October 15 of each year, commencing on April 15, 2010, to Holders of record at the Close of Business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively. Interest on the Note will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Note, from October 7, 2009.
     Payment of the principal of and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock of the Company on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UAL CORPORATION
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A. AS TRUSTEE,
CERTIFIES THAT THIS IS ONE OF THE NOTES DESCRIBED
IN THE WITHIN-NAMED INDENTURE

By:
Authorized Officer

UAL CORPORATION
6.0% Convertible Senior Note due 2029
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.0% Convertible Senior Notes due 2029 (the “Notes”), initially limited to the aggregate principal amount of $345,000,000 all issued or to be issued under and pursuant to an Indenture, dated as of October 7, 2009, between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), (as such may be amended from time to time, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and the principal amount on the Stated Maturity, as the case may be, to each Holder who surrenders a Note to a Paying Agent to collect such payments and deliveries in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

     Except as expressly provided or in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture if a holder requires any shares of Common Stock to be issued in a name other than such Holder’s name.
     The Notes are subject to redemption, at the Company’s option, in whole or in part, on or after October 15, 2014 at a Redemption Price equal to 100% of the Principal Amount of the Notes to be redeemed plus any accrued and unpaid interest, including any Additional Interest, to, but excluding, the Redemption Date.
     On each of October 15, 2014, October 15, 2019 and October 15, 2024 (each a “Repurchase Date”) or upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash, shares of Common Stock or a combination thereof, at the Company’s option, all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, at a price equal to the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Note or a portion hereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

TEN ENT — as tenants by the entireties	☐ Custodian ☐
(Cust) (Minor)
JT TEN — as joint tenants with right of
survivorship and not as tenants in common	Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used
though not in the above list.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

UAL CORPORATION
6.0% Convertible Senior Notes due 2029
     The initial principal amount of this Global Note is $345,000,000. The following increases or decreases in this Global Note have been made:

Principal Amount of
	Amount of decrease in	Amount of increase in	this Global Note	Signature of authorized
	Principal Amount of	Principal Amount of	following such	signatory of
Date	this Global Note	this Global Note	decrease or increase	Trustee or Custodian

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